SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Earliest Event Reported): October 6, 2005
CYTRX CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-15327 (Commission File Number)	58-1642740 (I.R.S. Employer Identification No.)

11726 San Vicente Boulevard, Suite 650 Los Angeles, California (Address of Principal Executive Offices)	90049 (Zip Code)
(310) 826-5648
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
Employment Agreement with Mark Tepper, Ph.D.
     On October 6, 2005, CytRx Corporation (the “Company”) entered into a new employment agreement with Mark A. Tepper, Ph.D., who served as the President of the Company’s subsidiary, CytRx Laboratories, Inc., prior to its consolidation with and into the Company on September 30, 2005. Pursuant to the employment agreement, which is effective as of September 17, 2005, Dr. Tepper will serve as the Company’s Senior Vice President – Drug Discovery through September 17, 2006. The agreement may be extended through September 17, 2007 with the consent of both Dr. Tepper and the Company. Under his employment agreement, Dr. Tepper is entitled to an annual base salary of $250,000 and he is eligible to receive an annual bonus as determined by the Company’s board of directors (or its Compensation Committee) in its sole discretion. In the event Dr. Tepper’s employment is terminated without cause (as defined in the agreement), the Company has agreed to continue to pay Dr. Tepper his salary and other employee benefits for a period of six months following his termination.
     A copy of the employment agreement is filed herewith as an exhibit to this report. The summary of matters set forth above is qualified by reference to that exhibit.
ITEM 9.01 Financial Statements and Exhibits
(c) Exhibits.
     There is filed as part of this report the exhibit listed on the accompanying Index to Exhibits, which is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTRX CORPORATION
By:	/s/ MATTHEW NATALIZIO
Matthew Natalizio
Chief Financial Officer

Dated: October 7, 2005

Index to Exhibits

Exhibit No.	Description
10.1	Employment Agreement dated October 6, 2005, by and between CytRx Corporation and Dr. Mark A. Tepper.